Form of Retention Bonus Award [Date] To: [Recipient] Re: Retention Bonus Dear [Recipient], As you know, as part of the portfolio transformation program announced on April 25, 2023, Carrier (the “Company”) plans to exit the Fire & Security segment (the “Business”). Your skills, experience, and leadership are critical to delivering the Business’ financial and operating plans and objectives, while successfully exiting the Business. The Company recognizes the challenge of meeting these targets and the additional responsibilities that you will assume in connection with the efforts to exit the Business. As a result, I am pleased to confirm your eligibility for a special Retention Bonus consisting of a Performance Bonus (“Performance Bonus”) and Deal Bonus (“Deal Bonus” and, together with the Performance Bonus, the “Retention Bonus”) as set forth in this letter agreement (“Agreement”). For purposes of this Agreement and the payments issued, “Divestiture Date” means the earlier of the date your Business is fully divested or spun-off, or the date of the completion of the exit of the Business, as determined by the Senior Vice President, Chief Human Resources Officer, Carrier Global Corporation, or her designee. This Agreement and all payments contemplated within are subject to the terms and conditions outlined in Exhibit B. Retention Bonus: Your total Retention Bonus opportunity is $[___] consisting of the Performance Bonus and Deal Bonus as outlined below. Performance Bonus You will be eligible for a cash Performance Bonus equal to $[___], less any applicable taxes and withholdings, providing the following criteria are met: (i) the Business meets or exceeds the Financial targets for Adjusted Operating Profit and Free Cash Flow for Financial years 2023 and 2024, as detailed in Exhibit A (Summary of Performance Metrics), and (ii) Business results are achieved in a manner that does not negatively impact on the Company and/or the Business as determined by the Company in its discretion. Additional details regarding payment of the Performance Bonus, including the Financial targets are set forth in Exhibit A to this Agreement. Exhibit 10.4

Deal Bonus Additionally, in consideration of your efforts and conduct in support of the marketing and ongoing management of the Business, you will also be eligible for a cash Deal Bonus. The Deal Bonus will be equal to $[___], less any applicable taxes and withholdings, and will be payable 50% within thirty (30) calendar days following the Divestiture Date and 50% four (4) months following the Divestiture Date (each of which is considered a “Payment Date” under the terms of the Agreement). You must remain actively employed in good standing with the Business (or the entity that acquires the Business) through each applicable Payment Date to receive payment of the applicable portion of the Deal Bonus. Refer to Exhibit B for additional details on eligibility and plan treatment for termination and company transfers. During the period between signing this Agreement and through the Divestiture Date, you will be expected to maintain absolute confidentiality with respect to the details of Carrier’s efforts to exit the Business and the status of the exit efforts. You must receive approval from Carrier’s Senior Vice President for Business Development or Director of Business Development prior to disclosing any such information to anyone (including internally within Carrier). You must refrain from conduct that in any way conflicts with the best interests of Carrier in this transaction. You may not at any time disclose the terms and existence of this Agreement to anyone (including internally within Carrier) without the prior approval from Carrier’s Vice President, Total Rewards. Failure to observe completely the provisions of this paragraph may result in forfeiture of your rights to the Performance Bonus and Deal Bonus. We believe that with your efforts, we can deliver significant results for the Business while optimizing the financial value and operational integrity of the Business. Please review this Agreement carefully, including attached exhibits which outline full terms and conditions. If you agree with the terms and conditions, please acknowledge your acceptance by signing and dating one original copy of this letter and return it to Nadia Villeneuve no later than [Date]. Nadia Villeneuve Senior Vice President & Chief Human Resources Officer, Carrier Accepted _______________________________________ Employee Name

Exhibit A Fire and Security Performance Bonus Summary of Performance Metrics Your Fire and Security Performance Bonus is measured over 24 months in two independent performance periods (January 1, 2023 through December 31, 2023 (the “2023 Performance Period”) and January 1, 2024 through December 31, 2024 (the “2024 Performance Period,” together with the 2023 Performance Period, the "Performance Periods”)) based on the two independent metrics and associated targets set below. Performance versus targets for the 2023 Performance Period will be confirmed in early 2024 and performance versus targets for the 2024 Performance Period will be confirmed in early 2025. Performance and corresponding payouts for each metric are independent of one another. The Performance Bonus will not be payable for either Performance Period until the final determination of the performance target achievement for the 2024 Performance Period, which will occur no later than sixty (60) calendar days following the end of 2024, or, if a divestiture occurs prior to the end of 2024, no later than sixty (60) calendar days following the Divestiture Date (the date of such determination and payment of the Performance Bonus, a “Payment Date”). Notwithstanding the foregoing or any other provision of the Agreement to the contrary, in the event the Divestiture Date occurs prior to the end of a Performance Period, the Performance Bonus will be pro-rated on the basis of year-to-date performance of the Business, as determined and assessed by the Company in its discretion and any remaining portion of the Performance Bonus for the portion of the original Performance Period following the Divesture Date shall be forfeited for no consideration. In the event of a change of expected business results and reset targets as a result of significant business changes, the Company reserves the right to revise targets accordingly, including an assessment of performance against defined targets at the time of the change, to determine appropriate payout. Vest Date: December 2024 (or earlier with proration based on divestiture date) 2023 Targets 2024 Targets Payout Mechanics Metrics / Weighting Adjusted Operating Profit (50%) [To come] [To come] [To come] Free Cash Flow (50%) [To come] [To come] Max Payout There will be no upside above 100% payout % of Total Performance Bonus 50% 50% Performance Period Jan 1, 2023 to Dec. 31, 2023 Jan. 1, 2024 to Dec. 31, 2024

2023 Performance Bonus Targets [To come] 2024 Performance Bonus Targets [To come]

Exhibit B Terms and Conditions Eligibility / Conditions to Payment Notwithstanding the foregoing, for all Payment Dates that occur after the Divestiture Date, if you remained employed in good standing with the Business as of the Divestiture Date but are terminated on or after the Divestiture Date by the Company or the entity that acquires the Business, as applicable, without “cause” prior to an applicable Payment Date, you will remain eligible to receive a pro rata portion of the Retention Bonus payable on each applicable Payment Date(s). In the event of any other termination of employment (including, without limitation, termination of your employment for cause, termination of employment by you for any reason (including retirement) or your termination due to death or disability) prior to any applicable Payment Date, your rights to any unpaid portion of the Retention Bonus will be forfeited. For purposes of this Agreement, “good standing” is defined as being actively employed and not on a performance improvement plan, or under investigation or subject to disciplinary action as a result of violations of Carrier’s Code of Ethics and/or Carrier’s Corporate Policy Manual or an analogous policy of the entity that acquires the Business, as applicable, as determined by the Company or the entity that acquires the Business, as applicable, in its discretion. Notwithstanding your participation in this arrangement, the Company reserves the right to terminate your employment for any reason, whether with or without “cause”. In the event your employment is terminated for “cause” (as determined by the Company or the entity that acquires the Business, as applicable, in its discretion), your rights to any unpaid portion of the Retention Bonus will be forfeited. Examples of a termination “for cause” include, but are not limited to, failure to perform your responsibilities, ethical or legal violations, violations or the Carrier’s Code of Ethics and/or Corporate Policy Manual or an analogous policy of the entity that acquires the Business, as applicable, as determined by the Company or the entity that acquires the Business, as applicable, or a breach of the terms of this Agreement. Notwithstanding the foregoing, while eligibility for the Retention Bonus is linked to your remaining employed with the Business, if you are approved for a transfer within the Company but outside of the Business prior to the Divesture Date, you will be eligible for a pro-rated payment of the unpaid portion of the Retention Bonus based on your transfer date on each applicable Payment Date, provided that you have completed at least six months of employment as part of the Business following the date of Carrier’s announcing its intention to exit the Business and, provided, further, that you remain employed through the Divesture Date and each applicable Payment Date. Confidentiality and Pre-Divestiture Conduct During this period, you will also be expected to always represent and further the best interests of Carrier and the Business. You will be expected to cooperate in and facilitate marketing efforts and consistently represent Carrier and the Business in its best light to all prospective purchasers, regardless of your opinion as to the quality or desirability of any prospective purchaser. In addition, it will be imperative that you not engage in any independent efforts relative to marketing the Business or soliciting employees to exit with a specific business or transaction. Any information, models or other analyses concerning the business that you provide to potential bidders must be provided contemporaneously to Carrier’s Senior Vice President for Business Development or Director for Business Development. All potential purchasers and any other related inquiries or contacts and other incoming information relevant to the marketing effort must be directed to the office of Carrier’s Senior Vice President for Business Development. Furthermore, maintaining the successful operation of the Business amid the distraction of a potential sale of the business presents special challenges. It is critical to Carrier that the Business’ achievements and momentum in key areas not be sacrificed as a result of the decision to market the company for potential divestiture. We expect that all financial and operating plans and objectives will be met during this period. Manufacturing quality, productivity, customer relationships, employee retention, engineering and marketing initiatives and other key facets of the business must not be compromised in any way. Execution: You agree to execute and deliver any additional documents and take such further actions as may reasonably be deemed by Carrier to be necessary to carry out the provisions in this Agreement. You also agree that this Agreement may be executed in two or more counterparts, including through facsimile or electronic signature, each of which will be deemed an original, and all of which together shall constitute a single agreement. Continued Employment: You agree that neither this Agreement, nor any other understanding between you and Carrier, creates a contract of employment for a definite term, or otherwise limits the circumstances under which your employment may be terminated. Your employment with Carrier is “at will” and therefore may be terminated by you or Carrier for any lawful reason or for no reason. Severability: You agree that any provision of this Agreement that is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be rendered ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, and any such prohibition or unenforceability in any jurisdiction will not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by law, the parties waive any provision of law that renders any such provision prohibited or unenforceable in any respect. Further, should any provision of this Agreement be held unreasonable or contrary to public policy for any reason, such provision shall automatically be deemed modified such that the contested provision will have the closest effect permitted by applicable law to the original form and shall be given effect and enforced as so modified to whatever extent would be reasonable and enforceable under applicable law. Governing Law/Jurisdiction: This Agreement shall be governed by and construed in accordance with the laws of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each of the parties irrevocably and unconditionally submits to the exclusive jurisdiction of the federal and state courts located in Delaware, in any action arising out of or relating to this Agreement. You and Carrier agree that, subject to rights with respect to post-trial motions and rights of appeal or other avenues of review, a final judgment in any such action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each of the parties irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any action arising out of or relating to this Agreement in the federal or state courts located in Delaware. Golden Parachute Excise Tax: The provisions set forth in Article 4 (Golden Parachute Excise Tax) of the Carrier Global Corporation Change in Control Severance Plan shall apply to the Retention Bonus and are hereby incorporated by reference herein, whether or not you are eligible to participate in such plan.